Exhibit 10.21

RESTRICTED STOCK AWARD AGREEMENT – DIRECTORS

ANGEL OAK MORTGAGE, INC.

2021 EQUITY INCENTIVE PLAN

Restricted Stock Award Notice

[Name of Holder]

You have been awarded shares of restricted stock of Angel Oak Mortgage, Inc., a corporation organized under the laws of the State of Maryland (the “Company”),  pursuant to the terms and conditions of the Angel Oak Mortgage, Inc. 2021 Equity Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement (together with this Award Notice, the “Agreement”).  Copies of the Plan and the Restricted Stock Award Agreement are attached hereto.  Capitalized terms not defined herein shall have the meanings specified in the Plan or the Agreement.

Restricted Stock:	You have been awarded a restricted stock award with respect to [ ] shares of Common Stock, par value $0.01 per share, subject to adjustment as provided in Section 6.1 of the Agreement.

Grant Date:	[ , ]

Vesting Schedule:

Except as otherwise provided in the Plan, the Agreement or any other agreement between the Company, any of its Subsidiaries or the Manager and you in effect on the Grant Date, the Award shall vest on the one-year anniversary of the Grant Date (the “Vesting Date”); provided that you are, and have been, continuously serving as a Non-Employee Director from the date of this Agreement through and including the Vesting Date.

ANGEL OAK MORTGAGE, INC.

By:
Name:
Title:

Acknowledgment, Acceptance and Agreement:

By signing below and returning this Award Notice to Angel Oak Mortgage, Inc. or electronically accepting it on the Company’s third-party stock plan administrator’s platform, I hereby acknowledge receipt of the Agreement and the Plan, accept the Award granted to me and agree to be bound by the terms and conditions of this Award Notice, the Agreement and the Plan.

Holder

Date

Signature Page to Restricted Stock Agreement

ANGEL OAK MORTGAGE, INC.

2021 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Angel Oak Mortgage, Inc., a corporation organized under the laws of the State of Maryland (the “Company”), hereby grants to the individual (the “Holder”) named in the award notice attached hereto (the “Award Notice”) as of the date set forth in the Award Notice (the “Grant Date”), pursuant to the provisions of the Angel Oak Mortgage, Inc. 2021 Equity Incentive Plan (the “Plan”), a restricted stock award (the “Award”) with respect to the number of shares of the Company’s Common Stock, par value $0.01 per share (the “Shares”) set forth in the Award Notice, upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).  Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.             Award Subject to Acceptance of Agreement.  The Award shall be null and void unless the Holder (a) accepts this Agreement by executing the Award Notice in the space provided therefor and returning an original execution copy of the Award Notice to the Company (or electronically accepts this Agreement within the Holder’s stock plan account with the Company’s stock plan administrator according to the procedures then in effect), (b) if required by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the Shares subject to the Award if any Shares are forfeited pursuant to Section 4 or if required under applicable laws or regulations and (c) agrees to abide by all administrative procedures established by the Company or its stock plan administrator, including any procedures requiring the Holder to notify the Company of any proposed sale of any Shares acquired upon the vesting of this Award.  As soon as practicable after the Holder has executed such documents and returned them to the Company, the Company shall cause to be issued in the Holder’s name the total number of Shares subject to the Award.

2.             Rights as a Stockholder.  Except as otherwise provided in this Agreement, the Holder shall have all rights as a holder of the Shares subject to the Award, including, without limitation, the right to receive dividends and other distributions thereon, and the right to participate in any capital adjustment applicable to all holders of Shares unless and until such shares are forfeited pursuant to Section 4 hereof; provided, however, that each distribution with respect to Shares that is a share distribution or share split, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the Shares with respect to which such dividend or other distribution was made.

3.             Custody and Delivery of Shares.  The Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Shares duly noted, until such Award shall have vested pursuant to Section 4 hereof.  Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the Shares subject to the Award until such Award shall have vested pursuant to Section 4 hereof.  After all or any portion of the Award shall have vested pursuant to Section 4 hereof, the

Company shall transfer the vested Shares on its books or deliver the certificate or certificates for the vested Shares, as applicable, to a brokerage account in the name of the Holder as designated by the Holder.  If the Company delivers certificate(s) for the vested Shares pursuant to the foregoing sentence, the Company shall also destroy the stock power or powers relating to such vested Shares delivered by the Holder pursuant to Section 1 hereof; provided that, if such stock power or powers also relate to unvested Shares, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 3, the execution and delivery to the Company of one or more stock powers relating to such unvested Shares.

4.             Restriction Period and Vesting.

4.1.         Service-Based Vesting Condition. Except as otherwise provided for in this Agreement, the Award shall vest in accordance with the vesting schedule set forth in the Award Notice if, and only if, the Holder is, and has been, continuously serving as a Non-Employee Director from the date of this Agreement through and including the Vesting Date specified in the Award Notice.  The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

4.2.         Termination of Service due to Death or Disability.  If the Holder’s service with the Company terminates prior to the end of the Restriction Period by reason of the Holder’s death or Disability, then in any such case, 100% of the Award shall be vested upon such termination of service.  For purposes of this Agreement, “Disability” means Holder’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months as provided in Section 22(e)(3) of the Code.

4.3.         Termination Prior to the Expiration of the Restriction Period other than due to Death or Disability.  If the Holder’s service with the Company terminates prior to the end of the Restriction Period for any reason other than due to the Holder’s death or Disability, then the portion of the Award that was not vested immediately prior to such termination of service shall be immediately forfeited by the Holder and cancelled by the Company.

5.             Transfer Restrictions and Investment Representation.

5.1.         Nontransferability of Award.  During the Restriction Period, the Award may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Holder or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such shares shall be null and void.

5.2.      Investment Representation.  The Holder hereby represents and covenants that (a) any Share acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any Shares hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable.  As a further condition precedent to the delivery to the Holder of any Shares subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

5.3.      Legends.  The Holder understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ANGEL OAK MORTGAGE, INC.  A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICES OF, AND WILL BE MADE AVAILABLE FOR A PROPER PURPOSE BY, THE CORPORATE SECRETARY OF ANGEL OAK MORTGAGE, INC.

5.4.      Stop-Transfer Notices.  The Holder agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

5.5.      Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6.             Additional Terms and Conditions of Award.

6.1.         Adjustment.  In the event that the Board shall determine that any dividend or other distribution (whether in the form of cash, Shares, OP Units or other property), recapitalization, share split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar transaction or event, affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of the Holder under the Plan, then the Board shall make equitable changes or adjustments to the Award in accordance with Section 5 of the Plan.  In addition, the Board may determine that any such equitable adjustment may be accomplished by making a payment to the Holder, in the form of cash or other property (including but not limited to Shares and/or OP

Units).The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

6.2.         Compliance with Applicable Law.  The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the Shares subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.  The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

6.3.         Delivery of Stock.  Upon the vesting of the Award, the Company shall deliver or cause to be delivered to the Holder the vested Shares in accordance with Section 3.  The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery.

6.4.         Award Confers No Rights to Continued Service.  In no event shall the granting of the Award or its acceptance by the Holder, or any provision of the Agreement or the Plan, give or be deemed to give the Holder any right to continued service with the Company or any parent, Subsidiary or Affiliate of the Company or affect in any manner the right of the Company or any parent, Subsidiary or Affiliate of the Company to terminate the service of any person at any time.

6.5.         Decisions of Board or Committee.  The Board or the Committee shall have the right to resolve all questions which may arise in connection with the Award.  Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

6.6.         Successors.  This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

6.7.         Taxation. Taxation; Section 83(b) Election. The Holder understands that the Holder is solely responsible for all tax consequences to the Holder in connection with this Award.  The Holder represents that the Holder has consulted with any tax consultants the Holder deems advisable in connection with the Award and that the Holder is not relying on the Company for any tax advice.  If the Holder makes an election under Section 83(b) of the Code, the Holder agrees to deliver the executed Section 83(b) election to the Company for filing with the Internal Revenue Service within five days following the date hereof.

6.8.         Notices.  All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Angel Oak Mortgage, Inc., Attn: [    ], and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company.  All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service.  The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

6.9.         Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Maryland and construed in accordance therewith without giving effect to principles of conflicts of laws.

6.10.       Agreement Subject to the Plan.  This Agreement is subject to the provisions of the Plan (including, without limitation, Section 7 of the Plan) and shall be interpreted in accordance therewith.  In the event that the provisions of this Agreement and the Plan conflict, the Plan shall control.  The Holder hereby acknowledges receipt of a copy of the Plan.

6.11.       Entire Agreement.  This Agreement and the Plan constitute the entire agreement of the parties with respect to the Shares subject to this Award and supersede in their entirety all prior undertakings and agreements of the Company and the Holder with respect to such Shares, and may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

6.12.       Partial Invalidity.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

6.13.       Amendment and Waiver.  The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

6.14.       Counterparts.  The Award Notice may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.